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                                    EXHIBIT 1

                            CONSENT OF LEGAL COUNSEL

I hereby consent to the use of my name in the disclosure statement included as part of this Post-Effective Amendment No. 56 to this Registration Statement and to the reference made to me under the caption "Legal Opinion" in such disclosure statement.

                                    /s/ Susan N. Roth
                                    -----------------------
                                    Susan N. Roth

April 30, 2002